UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2006

CYBEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-4538	11-1731581
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 Trotter Drive, Medway, Massachusetts	02053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 533-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02: Results of Operations and Financial Condition.

On February 10, 2006, Cybex International, Inc. issued a press release reporting on its results of operations for the quarter and year ended December 31, 2005. A copy of that press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

The press release includes references to pro forma net income, which is a non-GAAP financial measure that excludes the effect of litigation-related charges recorded in the third and fourth quarter of 2005. A reconciliation to the most directly comparable GAAP measures is included in the financial statements portion of the press release. We are presenting pro forma financial information in the press release because we believe that the information is a beneficial supplemental disclosure to investors in analyzing and assessing our operating performance, exclusive of the impact of litigation charges that are not reflective of the Company’s day-to-day operations. In addition, management utilizes such information in analyzing the Company’s performance and for planning purposes.

Item 9.01: Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 Press Release dated February 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2006	CYBEX INTERNATIONAL, INC.
(Registrant)

	By:	/s/ John Aglialoro
	Name:	John Aglialoro
	Title:	Chief Executive Officer